Exhibit 10.5 EXECUTION VERSION OMNIBUS AMENDMENT This OMNIBUS AMENDMENT (this “Amendment”), dated as of October 9, 2018 is: (i) AMENDMENT NO. 14 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (the “RPA Amendment”) by and among MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.) (“MUFG”), as a Purchaser Agent (in such capacity, the “MUFG Purchaser Agent”), as a Financial Institution and as the Agent (in such capacity, the “Agent”), Victory Receivables Corporation, as a Conduit (the “MUFG Conduit”), PDC Funding Company, LLC, as the Seller (the “Seller”), Patterson Companies, Inc. (“PDCo”), as the Servicer (the “Servicer”), Royal Bank of Canada (“RBC”), as a Purchaser Agent (in such capacity, the “RBC Purchaser Agent”) and as a Financial Institution, and Thunder Bay Funding, LLC, as a Conduit (the “RBC Conduit”); and (ii) AMENDMENT NO. 4 TO RECEIVABLES SALE AGREEMENT (the “RSA Amendment”) by and among PDC Funding Company, LLC, a Minnesota limited liability company (“Buyer”), Patterson Dental Supply, Inc., a Minnesota corporation (“PDSI”), and Patterson Veterinary Supply, Inc. (f/k/a Webster Veterinary Supply, Inc.), a Minnesota corporation (“Webster”). PRELIMINARY STATEMENTS A. MUFG, as a Financial Institution and as a Purchaser Agent, the MUFG Conduit, the Agent, RBC, as a Financial Institution and as a Purchaser Agent, the RBC Conduit, the Seller and the Servicer are parties to that certain Third Amended and Restated Receivables Purchase Agreement, dated as of December 3, 2010 (as amended, modified, restated or otherwise supplemented through the date hereof, the “Purchase Agreement”). B. Buyer, PDSI and Webster are parties to that certain Receivables Sale Agreement, dated as of May 10, 2002 (as amended, modified, restated or otherwise supplemented through the date hereof, the “Sale Agreement”). C. Each of the parties hereto desires to modify the Purchase Agreement and the Sale Agreement upon the terms hereof. NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: AGREEMENT SECTION 1. Definitions. Capitalized terms used and not otherwise defined herein are used with the meanings set forth, or incorporated by reference, in the Purchase Agreement. 729983120 10446458

SECTION 2. Amendments to the Purchase Agreement. The Purchase Agreement is hereby amended as shown on the marked pages set forth on Exhibit A attached hereto. SECTION 3. Amendment to the Sales Agreement. The definition of “Purchase Date” set forth in Exhibit I of the Sales Agreement is hereby amended by deleting the term “Business Day” where it appears therein and substituting the term “day” therefor. SECTION 4. Conditions to Effectiveness. The amendments set forth above shall be effective as of the date hereof upon the satisfaction of the following conditions precedent: (a) Execution of Amendment. The Agent shall have received counterparts of this Amendment, duly executed by each of the parties hereto. (b) Representations and Warranties. As of the date hereof, both before and after giving effect to this Amendment, all of the representations and warranties contained in the Purchase Agreement, in the Sale Agreement and in each other Transaction Document shall be true and correct as though made on and as of the date hereof. (c) No Amortization Event or Potential Amortization Event. As of the date hereof, both before and after giving effect to this Amendment, no Amortization Event, Termination Event, Potential Amortization Event or Potential Termination Event shall have occurred and be continuing. SECTION 5. Certain Representations and Warranties. Each of the Seller, each Originator and the Servicer hereby represents and warrants to each of the other parties hereto that: (a) Both before and after giving effect to this Amendment, all of its respective representations and warranties contained in the Purchase Agreement, in the Sale Agreement and each other Transaction Document to which it is a party are true and correct as though made on and as of the date hereof. (b) The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Purchase Agreement (as amended hereby), the Sale Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its corporate powers and have been duly authorized by all necessary corporate action on its part, and this Amendment, the Purchase Agreement (as amended hereby), the Sale Agreement (as amended hereby) and the other Transaction Documents to which it is a party are its valid and legally binding obligations, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally. (c) No Amortization Event, Termination Event, Potential Amortization Event or Potential Termination Event has occurred and is continuing, or would occur as a result of this Amendment or the transactions contemplated hereby. SECTION 6. References to and Effect on the Purchase Agreement, Sale Agreement and the other Transaction Documents. 729983120 10446458 2

(a) From and after the effectiveness of this Amendment, (i) each reference in the Purchase Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or words of like import, and each reference in each of the other Transaction Documents to the “Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import, in each case referring to the Purchase Agreement, shall mean and be, a reference to the Purchase Agreement, as amended hereby and (ii) each reference in the Sale Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or words of like import, and each reference in each of the other Transaction Documents to the “Receivables Sale Agreement”, “thereunder”, “thereof” or words of like import, in each case referring to the Sale Agreement, shall mean and be, a reference to the Sale Agreement, as amended hereby. (b) The Purchase Agreement and the Sale Agreement (except as specifically amended herein) and the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect in accordance with its respective terms. (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or amendment to, any right, power or remedy of the Agent, any Conduit, any Financial Institution or any Purchaser Agent under, nor constitute a waiver of or amendment to, any other provision or condition under, the Purchase Agreement, the Sale Agreement or any other Transaction Document. SECTION 7. Reaffirmation of Performance Undertaking. After giving effect to this Amendment, all of the provisions of the Performance Undertaking shall remain in full force and effect and the Performance Provider hereby ratifies and affirms the Performance Undertaking and acknowledges that the Performance Undertaking has continued and shall continue in full force and effect in accordance with its terms. SECTION 8. Costs and Expenses. Seller shall reimburse Agent, each Purchaser Agent and each Conduit on demand for all costs and out-of-pocket expenses in connection with the preparation, negotiation, arrangement, execution, delivery, enforcement and administration of this Amendment, the transactions contemplated hereby and the other documents to be delivered hereunder or in connection herewith, including reasonable fees and out-of-pocket expenses of legal counsel for any Conduit, any Purchaser Agent and/or Agent with respect thereto. SECTION 9. Miscellaneous. (a) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS. (b) JURISDICTION. EACH OF THE SELLER, EACH ORIGINATOR AND THE SERVICER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AMENDMENT AND EACH OF THE SELLER, EACH ORIGINATOR AND THE SERVICER HEREBY IRREVOCABLY AGREES THAT ALL 729983120 10446458 3

CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. (c) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT. (d) Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Purchase Agreement and the Sale Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. (e) Integration. This Amendment, together with the Purchase Agreement and the Sale Agreement, contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire respective agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. (f) Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment. (g) Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile, email or other electronic means shall be deemed to be an original. (h) Headings. The captions and headings of this Amendment are included herein for convenience of reference only and shall not affect the interpretation of this Amendment. [remainder of page intentionally left blank; signature pages follow] 729983120 10446458 4

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written. MUFG BANK, LTD., as the Agent By: Name: Title: MUFG BANK, LTD., as a Financial Institution By: Name: Title: MUFG BANK, LTD., as a Purchaser Agent By: Name: Title: VICTORY RECEIVABLES CORPORATION, as a Conduit By: Name: Title: 729983120 10446458 S-1 Omnibus Amendment

EXHIBIT A (Attached) 729983120 10446458

Exhibit A Conformed through 1314th Amendment, dated August 10,October 9, 2018 THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of December 3, 2010 among PDC FUNDING COMPANY, LLC, as Seller, PATTERSON COMPANIES, INC., as Servicer, THE CONDUITS PARTY HERETO, THE FINANCIAL INSTITUTIONS PARTY HERETO, THE PURCHASER AGENTS PARTY HERETO and MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.) as Agent 729983207 10446458

INDEX OF DEFINED TERMS DEFINED IN THE BODY OF THE AGREEMENT Affected Financial Institution 4648 Agent 1 Agent’s Account 6 Aggregate Reduction 5 Amortization Event 3536 Asset Portfolio 4 Assignment Agreement 4647 Conduits 1 Consent Notice 1314 Consent Period 1314 Deemed Exchange 5 Extension Notice 1314 Financial Institutions 1 Indemnified Amounts 3839 Indemnified Party 3839 MUFG 1 MUFG Conduit 1 MUFG Roles 5355 Non-Renewing Financial Institution 1314 Obligations 6 Other Costs 4243 Other Sellers 4243 Participant 4748 Payment Instruction 5 PDCo 1 Prior Agreement 1 Proposed Reduction Date 4 Purchase 2 Purchase Notice 2 Purchaser Agent Roles 5355 Purchaser Agents 1 Purchasing Financial Institutions 4647 Ratings Request 4142 Reduction Notice 4 Required Ratings 4142 RPA Deferred Purchase Price 56 Seller 1 Seller Parties 1 Seller Party 1 Servicer 3233 Servicing Fee 3536 Terminating Financial Institution 1415 Terminating Rate Tranche 12 Termination Date 8 Termination Percentage 8 v 729983207 10446458

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT ARTICLE I PURCHASE ARRANGEMENTS Section 1.1 Purchase Facility. (a) Upon the terms and subject to the conditions hereof, during the period from the date hereof to but not including the Facility Termination Date, Seller shall sell and assign, as described in Section 1.2(b), the Asset Portfolio to Agent for the benefit of the Purchasers, as applicable. In accordance with the terms and conditions set forth herein, each Conduit may, at its option, instruct Agent to make cash payments to Seller of the related Cash Purchase Price in respect of the Asset Portfolio (each such cash payment, a “Purchase”) on behalf of such Conduit, or if any Conduit shall decline to make such Purchase, Agent shall make such Purchase, on behalf of such declining Conduit’s Related Financial Institutions, in each case and from time to time in an aggregate amount not to exceed at such time (i) in the case of each Conduit, its Conduit Purchase Limit and (ii) in the aggregate, the lesser of (A) the Purchase Limit and (B) the aggregate amount of the Commitments. Any amount not paid for the Asset Portfolio hereunder as Cash Purchase Price shall be paid to Seller as the RPA Deferred Purchase Price pursuant to, and only to the extent required by, the priority of payments set forth in Sections 2.2(b) and (c) and otherwise pursuant to the terms of this Agreement (including Section 2.6). (b) Seller may, upon at least 10 Business Days’ prior notice to Agent and each Purchaser Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that (i) each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof and (ii) the aggregate of the Conduit Purchase Limits for all of the Conduits shall also be terminated in whole or reduced in part, ratably among the Conduits, by an amount equal to such termination or reduction in the Purchase Limit. Section 1.2 Increases; Sale of Asset Portfolio. (a) Increases. Seller shall provide Agent and each Purchaser Agent with at least two Business Days’ (or if the date of such Purchase will be other than a Settlement Date, three Business Days’) prior notice in a form set forth as Exhibit II hereto of each Purchase (a “Purchase Notice”). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable, shall specify the requested Cash Purchase Price (which shall not be less than $10,000,000 and in additional increments of $100,000) and the requested date of such Purchase (which, in the case of any Purchase (after the initial Purchase and Deemed Exchange hereunder), shall only shall be on a Settlement Date or any other Business Day so long as no more than one Purchase occurs each calendar month on a date other than a Settlement Date) and, in the case of a Purchase, if the Cash Purchase Price thereof is to be funded by any of the Financial Institutions, the requested Discount Rate and Rate Tranche Period and shall be accompanied by a current listing of all Receivables (including any Receivables to be purchased by Seller under the Receivables Sale Agreement on the date of such Purchase specified in such Purchase Notice). Following receipt of a Purchase Notice, Agent will promptly notify the MUFG Conduit of such Purchase Notice, each Purchaser Agent will promptly notify the Conduit in such Purchaser Agent’s Purchaser Group of such Purchase Notice and Agent and each 2 729983207 10446458

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT ARTICLE VI CONDITIONS OF PURCHASES Section 6.1 Conditions Precedent to Initial Purchase and Deemed Exchange. Each of the initial Purchase and the Deemed Exchange under this Agreement are subject to the conditions precedent that (a) Agent and each Purchaser Agent shall have received on or before the date of such Purchase those documents listed on Schedule B, Agent, (b) each Purchaser Agent and each Purchaser shall have received all fees and expenses required to be paid on or prior to such date pursuant to the terms of this Agreement and/or any Fee Letter, (c) Seller shall have marked its books and records with a legend satisfactory to Agent identifying Agent’s interest therein, (d) Agent and each Purchaser Agent shall have completed to its satisfaction a due diligence review of each Originator’s and Seller’s billing, collection and reporting systems and other items related to the Receivables and (e) each of the Purchasers shall have received the approval of its credit committee of the transactions contemplated hereby. Section 6.2 Conditions Precedent to All Purchases. Each Purchase (including the initial Purchase and the Deemed Exchange) shall be subject to the further conditions precedent that in the case of each such Purchase: (a) Servicer shall have delivered to Agent and each Purchaser Agent on or prior to the date of such Purchase, in form and substance satisfactory to Agent and each Purchaser Agent, all Monthly Reports as and when due under Section 8.5, and upon Agent’s or any Purchaser Agent’s request, Servicer shall have delivered to Agent and each Purchaser Agent at least three (3) days prior to such Purchase an interim Monthly Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) Agent and each Purchaser Agent shall have received a duly executed Purchase Notice and such other approvals, opinions or documents as Agent or any Purchaser Agent may reasonably request,; (d) if required to be in effect pursuant to Section 7.3, the Hedging Agreements shall be in full force and effect and (e; (e) if the date of such Purchase will be other than a Settlement Date, Servicer shall have delivered to Agent and each Purchaser on or prior to the date of such Purchase, in form and substance satisfactory to Agent and each Purchaser Agent, a pro-forma Monthly Report after giving effect to such Purchase and all Receivables purchased by Seller under the Receivables Sale Agreement on or prior to such date of Purchase and (f) on the date of each such Purchase, the following statements shall be true (and acceptance of the proceeds of such Purchase shall be deemed a representation and warranty by Seller that such statements are then true): (i) the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Purchase as though made on and as of such date; (ii) no event has occurred and is continuing, or would result from such Purchase, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Purchase, that would constitute a Potential Amortization Event; and (iii) the Aggregate Capital does not exceed the Purchase Limit and the Net Portfolio Balance equals or exceeds the sum of (i) the Aggregate Capital, plus 21 729983207 10446458

THIRD AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

(ii) the Credit Enhancement, in each case, both immediately before and after giving effect to such Purchase.

## ARTICLE VII

## COVENANTS

Section 7.1 Affirmative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

(a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to Agent and each Purchaser Agent:

(i) Annual Reporting. Within 90 days after the close of each of its respective ~~fiscal years~~Fiscal Years, (x) audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for PDCo and its consolidated Subsidiaries for such ~~fiscal year~~Fiscal Year certified in a manner acceptable to Agent by independent public accountants acceptable to Agent and (y) unaudited balance sheets of Seller as at the close of such ~~fiscal year~~Fiscal Year and statements of income and retained earnings and a statement of cash flows for Seller for such ~~fiscal year~~Fiscal Year, all certified by its chief financial officer. Delivery within the time period specified above of PDCo's annual report on Form 10-K for such ~~fiscal year~~Fiscal Year (together with PDCo's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934, as amended) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of clause (x) of this Section 7.1(a)(i), provided that the report of the independent public accountants contained therein is acceptable to Agent.

(ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective ~~fiscal years~~Fiscal Years, unaudited balance sheets of PDCo as at the close of each such period and statements of income and retained earnings and a statement of cash flows for PDCo for the period from the beginning of such ~~fiscal year~~Fiscal Year to the end of such quarter, all certified by its chief financial officer. Delivery within the time period specified above of copies of PDCo's quarterly report Form 10-Q for such fiscal quarter prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the foregoing requirements of this Section 7.1(a)(ii).

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

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729983207 10446458

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT “Agreement” means this Third Amended and Restated Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the greater of (i) 0.00% and (ii) the LIBO Rate for a one month period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the LIBO Rate for any day shall be equal to the London interbank offered rate administered by ICE Benchmark Administration Limited (or any person which takes over the administration of that rate) for deposits in U.S. dollars, as published by Reuters (or any successor thereto) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively. “Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from Agent following the occurrence of any other Amortization Event, (iv) the Business Day specified in a written notice from Agent following the failure to obtain the Required Ratings within 60 days following delivery of a Ratings Request to Seller and Servicer, and (v) the date which is 5 Business Days after Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement. “Amortization Event” has the meaning set forth in Article IX. “Annual Vintage Pool” means as of any date of determination and with respect to any Fiscal Year, the pool of Receivables originated by the Originators during such Fiscal Year. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller, the Servicer, any Originator or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977, and any applicable law or regulation implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions. “Anti-Terrorism Laws” means each of: (a) the Executive Order; (b) the PATRIOT Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other Law of the USA, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering. “Asset Portfolio” has the meaning set forth in Section 1.2(b). Exh. I- 2 729983207 10446458

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT “Credit Enhancement” means, on any date, an amount equal to the product of (i) the Net Portfolio Balance as of the close of business of Servicer on such date, multiplied by (ii) the sum of (x) the greatergreatest of (a) 9.5% and, (b) the product of (I) the Loss Multiplehighest Cumulative Gross Loss Percentage for any Annual Vintage Pool over the prior seven (7) Fiscal Years, multiplied by (II) 4.0, and (c) the sum of (X) (I) the sum of (i) 1.0 plus (ii) 10.020.0% of the Weighted Average Remaining Months Without Repayment Spike on such date multiplied by the product of (II) 20% multiplied by (III) the average Loss-to-Liquidation Ratio for the immediately preceding three Fiscal Months plus (Y) the product of (I) 80% multiplied by (II) the average Loss-to-Liquidation Ratio for the immediately preceding three Fiscal Months multiplied by (Z) the Loss Multiple plus (y) the average Dilution Ratio for the immediately preceding three Fiscal Months. “Credit Loss” means a Receivable that is written off the Seller’s books and records in accordance with the applicable Originator’s Credit and Collection Policy. “Cumulative Gross Loss Percentage” means, on any date and with respect to any Annual Vintage Pool, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables in such Annual Vintage Pool which became a Credit Loss, in each case, calculated as of the date such Receivable became a Credit Loss, divided by (ii) the aggregate initial Outstanding Balance of all Receivables in such Annual Vintage Pool. “Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. If at any time, (i) the Outstanding Balance of any Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller or any Originator (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable or (iii) the Related Equipment for any Receivable is Repossessed and sold for less than the fair market value of such Related Equipment, Seller shall be deemed to have received a Collection of such Receivable in the amount of (A) such reduction or cancellation in the case of clause (i) above, (B) the entire Outstanding Balance in the case of clause (ii) above and (C) the difference between the fair market value of the Repossessed Related Equipment and the gross proceeds received upon the sale of such Repossessed Related Equipment in the case of clause (iii) above. “Deemed Exchange” shall have the meaning set forth in Section 1.5. “Defaulted Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 121 days or more from the original due date for such payment. “Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 3.50% above the Alternate Base Rate. Exh. I- 7 729983207 10446458

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT “Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract. “Financial Institutions” has the meaning set forth in the preamble in this Agreement. “Financial Institution Yield” means for each respective Rate Tranche Period relating to any Capital (or portion thereof) of any of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for such Capital (or portion thereof) multiplied by the Capital (or portion thereof) of such Financial Institution for each day elapsed during such Rate Tranche Period, annualized on a 360 day basis. “First Tier Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited, including, without limitation, by means of automatic funds transfer (other than the Second-Tier Account) and which is listed on Exhibit IV. “Fiscal Month” means any of the twelve consecutive four week or five week accounting periods used by PDCo for accounting purposes which begin on the Sunday after the last Saturday in April of each year and ending on the last Saturday in April of the next year. “Fiscal Year” means the twelve consecutive month accounting period used by PDCo for accounting purposes which begins on the Sunday after the last Saturday in April of each year and ending on the last Saturday of April of the next year. “Funding Agreement” means (i) this Agreement and (ii) any agreement or instrument executed by any Funding Source with or for the benefit of a Conduit. “Funding Source” means with respect to any Conduit (i) such Conduit’s Related Financial Institution(s) or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to such Conduit. “GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement, provided, that if there occurs after the date of this Agreement any change in GAAP that affects in any material respect the calculation of any amount described in Sections 9.1(f) or (m), Agent and Seller shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such amounts with the intent of having the respective positions of Agent and the Purchasers and Seller after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the amounts described in Sections 9.1(f) or (m) shall be calculated as if no such change in GAAP has occurred. “Group Practice” means a dental practice that has multiple dentists with (i) four or more offices and (ii) $200,000 or more in annual expenditures for goods and inventory. “Group Practice Obligor” means an Obligor that is both (i) a corporation or other business association that has been in existence for more than five years and (ii) a Group Practice. Exh. I- 13 729983207 10446458

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT “Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV. “Loss Multiple” means (i) 3.5 if the Leverage Ratio is less than or equal to 3.00x and (ii) 4.5 if the Leverage Ratio is greater than 3.00x, in each case as of the last day of the immediately preceding fiscal quarter. “Loss-to-Liquidation Ratio” means, on any date, an amount equal to the quotient of (i) the Loss Amount divided by (ii) the sum of (x) the total Collections that reduce the Outstanding Balance on the Receivables during the immediately preceding Fiscal Month, plus (y) the Loss Amount, where: Loss Amount = The sum of (A) the positive number representing the difference between (i) the Outstanding Balance of all Receivables which became Defaulted Receivables during the immediately preceding Fiscal Month minus (ii) the Outstanding Balance of all Receivables which ceased to continue to be Defaulted Receivables (solely as a consequence of any Obligor making a payment on any Defaulted Receivable) during the immediately preceding Fiscal Month, plus (B) the Outstanding Balance of all Receivables that are not Defaulted Receivables and the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to the Seller Party therein refer to such Obligor) during the immediately preceding Fiscal Month. The Loss Amount shall not be less than “zero”. “Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement or the Performance Provider to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables. “Modified Receivable” means a Receivable as to which the payment terms of the related Contract have been extended or modified for credit reasons since the origination of such Receivable. “Monthly Report” means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by Servicer to Agent and each Purchaser Agent pursuant to Section 8.5. Exh. I- 17 729983207 10446458

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT “Moody’s” means Moody’s Investors Service, Inc. “MUFG” has the meaning set forth in the Preliminary Statements to this Agreement. “MUFG Conduit” has the meaning set forth in the Preliminary Statements to this Agreement. “MUFG Roles” has the meaning set forth in Section 14.13(a). “Net Portfolio Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the sum of the following amounts, without duplication: (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor, plus (ii) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are Veterinary Receivables, exceeds 7.5% of the aggregate Outstanding Balance of all Receivables, plus (iii) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are EagleSoft Software Receivables, exceeds 1.5% of the aggregate Outstanding Balance of all Receivables, plus (iv) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are EagleSoft Computer Receivable (also referred to as a “Patterson Computer Receivable”), exceeds 2.0% of the aggregate Outstanding Balance of all Receivables, plus (v) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are Large Receivable for which the related Contract requires that payment in full of the Outstanding Balance of such Receivable be made later than 64 months after the date such Receivable was originated, exceeds 25.0% of the aggregate Outstanding Balance of all Receivables, plus (vi) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are Discounted Receivables, exceeds 15.07.5% of the aggregate Outstanding Balance of all Receivables, plus (vi) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are Special Market Receivables, exceeds 5.0% of the aggregate Outstanding Balance of all Receivables, plus (vii) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are either Discounted Receivables or Skip Receivables, exceeds 20.012.5% of the aggregate Outstanding Balance of all Receivables, plus (viii) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are Extended Discounted Receivables, exceeds 10.020.0% of the aggregate Outstanding Balance of all Receivables, plus (ix) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are either Extended Discounted Receivables or Extended Skip Receivables, exceeds 15.025.0% of the aggregate Outstanding Balance of all Receivables, plus (x) the excess of the aggregate Outstanding Balance of all Eligible Receivables that are EagleSoft Software Receivables over the aggregate EagleSoft Software Receivable Discounted Balance of all such Receivables. “Non-Renewing Financial Institution” has the meaning set forth in Section 4.6(a). “Obligations” shall have the meaning set forth in Section 2.1. “Obligor” means a Person obligated to make payments pursuant to a Contract. Exh. I- 18 729983207 10446458

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT “Veterinary Receivable” means a Receivable arising from the sale or financing by Webster of veterinary equipment. “Webster” means Webster Veterinary Supply, Inc., a Minnesota corporation, together with its successors and assigns. “Weighted Average Remaining Months Without Repayment” means, on any date of determination, the number of months following such date of determination equal to: (a) the sum, with respect to each Extended Discounted Receivable of the product of (i) the number of months remaining under the related Contract for each Extended Discounted Receivable for which the related Obligor is not required to make an installment payment for such month, times (ii) the Outstanding Balance of such Extended Discounted Receivable; divided by: (b) the aggregate Outstanding Balance at such time of all Extended Discounted Receivable. “Weighted Average Remaining Months Without Repayment Spike” means, on any date of determination, the highest Weighted Average Remaining Months Without Repayment observed over the twelve (12) immediately preceding Fiscal Months. All accounting terms defined directly or by incorporation in this Agreement or the Receivables Sale Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement, the Receivables Sale Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not specifically defined herein shall be construed in accordance with GAAP; (b) all terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (e) references to any Section are references to such Section in such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law, rule, regulation, or directive of any governmental or regulatory authority refer to such law, rule, regulation, or directive, as amended from time to time and include any successor law, rule, regulation, or directive; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (k) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and Exh. I- 27 729983207 10446458